99.1 Press Release

FOR IMMEDIATE RELEASE

Mountain High Acquisitions Corp. rolls out Pilot Program aimed at helping
Licensed Cannabis Growers overcome a Key Challenge—
Financing Startup Infrastructure Costs

(DENVER, Colo.) July 6, 2017 – MOUNTAIN HIGH ACQUISITIONS CORP (OTCQB: MYHI) announces that together with D9 Manufacturing, Inc. it is launching a pilot project aimed at proving a turnkey infrastructure model MYHI intends to roll out in highly promising cannabis markets such as California, Washington and Arizona. The objective is to help licensed cannabis growers overcome the key business challenge of financing steep startup infrastructure costs.

To initiate the project, MYHI has acquired two state-of-the-art intermodal containers engineered and designed specifically for growing cannabis. The opportunity to acquire the grow containers was presented to MYHI by D9 Manufacturing, Inc., an Arizona based company that offers a wide variety of engineering, manufacturing and consulting services to the cannabis sector. On May 30, MYHI announced the engagement of D9 to assist in the identification, acquisition and development of infrastructure opportunities in the cannabis market.

“We are very enthusiastic about pursuing this opportunity, and appreciate what D9 has brought to the table so quickly. The solutions we intend to provide to the cannabis industry solve real problems faced by licensed growers and producers. Having a license is not a guarantee of success. A grower needs infrastructure and equipment that maximizes the quantity and quality of their production—and all of that can be expensive,” said MYHI CEO Alan Smith.

“That’s where we come in. By providing swift access to affordable turnkey solutions not only do we greatly reduce setup time and costs and help growers get growing, we also help them to minimize risk and optimize their business.”

As a part of this initial pilot, MYHI will lease its first two containers to D9 for use in licensed grow operations in Arizona and California. Grow operations in the containers are expected to begin within 30 days. Initial harvests are anticipated to occur 90 days later.

This particular pilot project will allow the company to test both the revenue model—acquiring and leasing infrastructure solutions to licensed growers—and the equipment itself. In this case the equipment being leased out consists of intermodal containers that can be geared for cultivation or for extraction depending upon how the container is built out.

“This pilot is just the beginning,” said Ferrel Raskin, CEO of D9 Manufacturing, Inc. “We have identified further opportunities for MYHI and D9 to pursue once this revenue model has been vetted and fine-tuned. The reality is that the cannabis industry has now matured enough so that we can identify common problems and challenges and, in turn, provide easier access to meaningful solutions. We’re excited to be working with a partner like MYHI to ensure that these solutions are backed by sound business expertise and the ability to raise the capital required.”

About Mountain High

Mountain High Acquisitions Corp. (OTCQB: MYHI) is a holding company focused on the acquisition and development of businesses and other assets within the cannabis sector. For additional information please contact Alan Smith at info@mountainhighac.com.

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